SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

-------------------------------------

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

-------------------------------------

Date of report (Date of earliest event reported): June 15, 2010

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of USA Technologies, Inc. (the “Company”) held on June 15, 2010, the Company’s shareholders elected each of the Company’s nominees for Class I, Class II and Class III directors, approved the USA Technologies, Inc. 2010 Stock Incentive Plan, and ratified the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

The final results of the voting are as follows:

	For	Withheld	Broker Non-Votes
Class I Directors
Steven D. Barnhart	5,651,205	1,720,221	11,572,899
Jack E. Price	5,651,020	1,720,406	11,572,899
Peter A. Michel	6,731,341	640,085	11,572,899

Class II Directors
Joel Brooks	5,528,286	1,843,140	11,572,899
Bradley M. Tirpak	6,719,341	652,085	11,572,899

Class III Directors
George R. Jensen, Jr.	4,753,796	2,617,630	11,572,899
Stephen P. Herbert	4,912,124	2,459,302	11,572,899
Douglas M. Lurio	4,915,563	2,455,863	11,572,899

	For	Against	Abstained	Broker Non-Votes
Appointment of Independent Registered Public Accounting Firm	16,351,753	1,222,678	1,369,894	0

Approval of the USA Technologies, Inc. 2010 Stock Incentive Plan	4,523,833	2,785,753	61,840	11,572,899

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chief Executive Officer
Dated: June 18, 2010